Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of Ei.Ventures, Inc.

We consent to the inclusion in this Registration Statement of PSLY.com, Inc. on Form S-4 of our report dated May 24, 2022, with respect to our audit of the consolidated financial statements of Ei.Ventures, Inc  as of December 31, 2021 and 2020 and for the years then ended, which report appears in the Proxy Statement/Prospectus, which is part of this Registration Statement.  We also consent to the reference to our Firm under the heading “Experts” in such Proxy Statement/Prospectus.

/s/ Tanner LLC

Salt Lake City, Utah

August 23, 2022